Exhibit 99.2

ADJUSTED EBITDA RECONCILIATION

NDCHealth Corporation and Subsidiaries

Adjusted EBITDA is defined as Operating Income before Depreciation and Amortization, Interest Income and Expense, Income Tax Expense, Restructuring and Other Charges, and amortization of non-cash equity compensation. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to EBITDA reported by other companies. Management believes adjusted EBITDA provides investors with additional useful information to measure the company’s performance as it excludes certain items that either do not impact the company’s cash flows or which management believes are not reflective of the company’s core operating results over time.

Reconciliation to the most directly comparable GAAP financial measure for the fourth quarter and fiscal years ended May 28, 2004 and May 30, 2003 to our results determined under GAAP are provided in the accompanying tables.

(In thousands)

	Quarter Ended
	May 28, 2004	May 30, 2003
Operating Income	$8,935	$22,188
Depreciation and Amortization	9,668	7,744
Restructuring and Other Charges	1,818	2,775
Amortization of non-cash equity compensation(1)	80	169

Adjusted EBITDA	$20,501	$32,876

	Year Ended
	May 28, 2004	May 30, 2003
Operating Income	$75,402	$92,196
Depreciation and Amortization	35,868	30,146
Restructuring and Other Charges	5,115	5,058
Amortization of non-cash equity compensation(1)	1,878	1,161

Adjusted EBITDA	$118,263	$128,561

(1)	Amortization of non-cash equity compensation appears in the Consolidated Statements of Changes in Stockholders’ Equity in the Company’s Form 10-K for the fiscal year ended May 28, 2004 that will be filed with the Securities and Exchange Commission.